Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 1, 2010 (the “Closing Date”), OpenTable, Inc. (“OpenTable” or the “Company”), completed the acquisition of all the issued and outstanding share capital of Toptable Holdings Limited (“toptable”) for approximately $55 million in cash.

The following unaudited pro forma condensed combined financial statements have been derived by the application of pro forma adjustments to our historical consolidated financial statements. At the time of the acquisition, OpenTable and toptable had different fiscal year ends. The unaudited pro forma condensed combined balance sheet as of June 30, 2010 is presented as if the acquisition had occurred on June 30, 2010. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2009 and the six months ended June 30, 2010 for OpenTable and toptable are presented as if the acquisition had occurred on January 1, 2009. The historical unaudited financial information for toptable has been adjusted to reflect certain reclassifications to conform to the Company’s financial statement presentation. The unaudited pro forma condensed consolidated financial statements do not purport to represent what our results of operations or financial position would have been if the transaction had occurred on the dates indicated and are not intended to project our results of operations or financial position for any future period or date.

The acquisition has been accounted for using the purchase method of accounting. Under the purchase method of accounting, the total purchase price presented in the accompanying unaudited pro forma condensed combined financial statements was allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the net of the amount assigned to tangible and identifiable intangible assets acquired and liabilities assumed is considered goodwill.

All historical toptable financial data included in the pro forma condensed combined financial statements is presented in accordance with accounting principles generally accepted in the United States (“US GAAP”). For purposes of the following unaudited pro forma condensed combined financial statements, the toptable consolidated balance sheet as of June 30, 2010 has been converted at an exchange rate of $1.50710/£1, the toptable consolidated statement of income for the twelve months ended December 31, 2009 has been converted at an average exchange rate of $1.56593/£1 and the toptable income statement for the six months ended June 30, 2010 has been converted at an average exchange rate of $1.52648 /£1.

The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that we believe are reasonable. The pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and the related notes should be read in conjunction with the historical consolidated financial statements and the related notes of toptable included in Exhibit 99.1 of this Current Report on Form 8-K/A and the historical financial statements and accompanying notes of OpenTable included in our Forms 10-K and 10-Q for the year ended December 31, 2009 and the six months ended June 30, 2010, respectively.

Certain amounts in the historical combined financial statements of OpenTable and toptable have been reclassified to conform to the combined company’s classification and reporting.

OPENTABLE, INC

 Unaudited Pro Forma Condensed Combined Balance Sheet

	OpenTable	toptable
	June 30,	June 30,	Pro Forma
	2010	2010	Adjustments		Notes	Pro forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,419,000	$—	$(25,357,000)	$—	(a)	$4,062,000
Short-term investments	51,691,000	—	(30,000,000)	—	(a)	21,691,000
Accounts receivable, net	8,768,000	2,275,000	—	—		11,043,000
Prepaid expenses and other current assets	1,527,000	211,000	—	—		1,738,000
Deferred tax asset	6,024,000	153,000	—	—		6,177,000
Restricted cash	163,000	—	—	—		163,000

Total current assets	97,592,000	2,639,000	(55,357,000)	—		44,874,000

Property and equipment, net	13,139,000	1,574,000	(1,158,000)	1,110,000	(b)	14,665,000
Goodwill	1,805,000	16,996,000	(16,996,000)	39,491,000	(c)	41,296,000
Intangible assets, net	845,000	—	—	18,523,000	(d)	19,368,000
Deferred tax asset	992,000	—	—	1,223,000	(e)	2,215,000
Other assets	432,000	—	—	—		432,000

TOTAL ASSETS	$114,805,000	$21,209,000	$(73,511,000)	$60,347,000		$122,850,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,084,000	$629,000	$—	$—		$1,713,000
Accrued expenses	4,136,000	1,253,000	—	—		5,389,000
Accrued compensation	3,374,000	172,000	—	—		3,546,000
Deferred revenue	1,842,000	—	—	—		1,842,000
Dining rewards payable	13,474,000	228,000	—	—		13,702,000
Short-term debt	—	3,358,000	(3,358,000)	—	(f)	—

Total current liabilities	23,910,000	5,640,000	(3,358,000)	—		26,192,000

Deferred revenue- non-current	3,157,000	—				3,157,000
Other long-term liabilities	749,000	—	—	5,763,000	(e)	6,512,000
Long-term debt	—	1,206,000	(1,206,000)	—	(f)	—

Total liabilities	27,816,000	6,846,000	(4,564,000)	5,763,000		35,861,000

STOCKHOLDERS’ EQUITY
Common stock	2,000	12,437,000	(12,437,000)	—	(g)	2,000
Additional paid-in capital	136,045,000	—	—	—		136,045,000
Treasury stock	(647,000)	—	—	—		(647,000)
Accumulated other comprehensive income	(243,000)	—	—	—		(243,000)
Accumulated income (deficit)	(48,168,000)	1,926,000	(1,926,000)	—	(g)	(48,168,000)

Total stockholders' equity	86,989,000	14,363,000	(14,363,000)	—		86,989,000

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$114,805,000	$21,209,000	$(18,927,000)	$5,763,000		$122,850,000

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

OPENTABLE, INC

Unaudited Pro forma Condensed Combined Statement of Income

For the Twelve Months Ended December 31, 2009

	OpenTable	toptable
	December 31,	December 31,	Pro forma
	2009	2009	Adjustments		Notes	Pro forma

Revenues	$68,596,000	$10,447,000	$—	$—		$79,043,000

COST OF EXPENSES

Operations and support	20,736,000	2,001,000	(365,000)	3,521,000	(h)	25,893,000
Sales and marketing	15,525,000	4,073,000	—	—		19,598,000
Technology	10,043,000	883,000	—	—		10,926,000
General and administrative	13,608,000	2,273,000	—	—		15,881,000

Total cost and expenses	59,912,000	9,230,000	(365,000)	3,521,000		72,298,000

Income (loss) from operations	8,684,000	1,217,000	365,000	(3,521,000)		6,745,000
Other income (expense), net	346,000	(356,000)	356,000	(275,000)	(i), (j)	71,000

Income (loss) before taxes	9,030,000	861,000	721,000	(3,796,000)		6,816,000
Income tax expense (benefit)	3,963,000	260,000	—	(10,000)	(k)	4,213,000

NET INCOME (LOSS)	$5,067,000	$601,000	$721,000	$(3,786,000)		$2,603,000

Net income per share
Basic	$0.28					$0.15
Diluted	$0.22					$0.11

Weighted average shares outstanding:
Basic	17,352,000					17,352,000
Diluted	22,467,000					22,467,000

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

OPENTABLE, INC

Unaudited Pro forma Condensed Combined Statement of Income

For the Six Months Ended June 30, 2010

	OpenTable	toptable
	June 30,	June 30,	Pro forma
	2010	2010	Adjustments		Notes	Pro forma

Revenues	$43,704,000	$5,250,000	$—	$—		$48,954,000

COST OF EXPENSES

Operations and support	12,326,000	1,018,000	(371,000)	1,716,000	(h)	14,689,000
Sales and marketing	9,786,000	2,208,000	—	—		11,994,000
Technology	5,740,000	664,000	—	—		6,404,000
General and administrative	7,902,000	928,000	—	—		8,830,000

Total cost and expenses	35,754,000	4,818,000	(371,000)	1,716,000		41,917,000

Income (loss) from operations	7,950,000	432,000	371,000	(1,716,000)		7,037,000
Other income (expense), net	142,000	(160,000)	160,000	(79,000)	(i), (j)	63,000

Income (loss) before taxes	8,092,000	272,000	531,000	(1,795,000)		7,100,000
Income tax expense (benefit)	2,984,000	82,000	—	(13,000)	(k)	3,053,000

NET INCOME (LOSS)	$5,108,000	$190,000	$531,000	$(1,782,000)		$4,047,000

Net income per share
Basic	$0.23					$0.18
Diluted	$0.21					$0.17

Weighted average shares outstanding:
Basic	22,352,000					22,352,000
Diluted	23,648,000					23,648,000

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION

Adjustments to the unaudited pro forma consolidated balance sheet as of June 30, 2010 and statements of income for the year ended December 31, 2009 and six months ended June 30, 2010 for OpenTable and toptable, respectively, are presented below:

(a)         Adjustment to reflect the cash payment of $55.4 million to the former toptable shareholders as part of the acquisition.

(b)         Adjustment to eliminate historical toptable technology related assets and record preliminary fair market value estimates.

(c)          Adjustments to eliminate historical toptable goodwill and record preliminary goodwill created as a result of the acquisition.

(d)         Adjustments to record preliminary estimates of diner base, restaurant list and trade name intangible assets of approximately $18.5 million resulting from the acquisition.

(e)          Adjustments to record the deferred tax assets and liabilities for the tax effects of differences between the assigned values for book and the tax bases of the assets acquired and liabilities assumed from the acquisition.

(f)           Adjustment to reflect the pay down of toptable’s outstanding debt in connection with the acquisition.

(g)          Adjustment to eliminate toptable’s historical stockholders equity and reflect OpenTable capitalization of toptable.

(h)         Adjustment to eliminate the historical toptable technology and related amortization expense and record intangibles and related amortization expenses of technology, diner base and restaurant list. The net impact on amortization of the intangible assets is to increase amortization by $3.2 million and $1.3 million for the twelve months ended December 31, 2009 and six months ended June 30, 2010, respectively.

(i)             Adjustment to reflect the pay down of the interest relating to toptable’s outstanding debt in connection with the acquisition of $0.4 million and $0.2 million for the twelve months ended December 31, 2009 and six months ended June 30, 2010, respectively.

(j)            Adjustment to eliminate the interest income earned on the $55.4 million paid to the former toptable shareholders as part of the acquisition for the twelve months ended December 31, 2009 and six months ended June 30, 2010.

(k)         Adjustment to reflect the effect on the tax provision for the consolidation of OpenTable and toptable for the twelve months ended December 31, 2009 and six months ended June 30, 2010.